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                                   Exhibit 8.1
                       Form of Opinion of Winston & Strawn
                           with respect to Tax Matters


                                                  March 28, 1997





         Re:      Eaglemark, Inc.
                  Registration Statement on Form S-3 (Reg. No. 333-21793)

Ladies and Gentlemen:

                  We have acted as special federal tax counsel to Eaglemark, Inc., a Nevada corporation (the "Registrant"), in connection with the proposed issuance and sale of its Harley-Davidson Motorcycle Contract Backed Notes (the "Notes") and Harley-Davidson Motorcycle Contract Backed Certificates (the "Certificates" and, together with the Notes, the "Securities"), to be issued from time to time in one or more series. Each series of Securities will be issued by either (a) a trust formed by the Registrant (or a special purpose finance subsidiary) pursuant to a trust agreement (each, a "Trust Agreement") between the Registrant (or a special purpose finance subsidiary) and a trustee or (b) a trust formed pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Registrant (or a special purpose finance subsidiary), a servicer, and a trustee. The property of each trust will include Harley-Davidson motorcycle retail installment sale contracts and certain other property. Each series of securities issued under a Trust Agreement may include one or more classes of Notes, which will be issued pursuant to an indenture (each, an "Indenture") between the related trust and an indenture trustee. Each series may include one or more classes of Certificates, which will be issued pursuant to a Trust Agreement or a Pooling and Servicing Agreement.

                  We have advised the Registrant with respect to the material federal income tax consequences of the proposed issuance of the Securities to the holders thereof. This advice is described under the headings "Summary of Terms -- Tax Status" and "Federal Income Tax Consequences" in the prospectus relating to the Securities (the "Prospectus"), all a part of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") initially on February 13, 1997, under the Securities Act of 1933, as amended (the "Act"), for the registration of the Securities under the Act. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Securities to the holders thereof in light of their own investment or tax circumstances, but with respect to those tax consequences that are discussed, in our opinion, the description fairly summarizes the federal income tax considerations that are likely to be material to a holder of Securities. Furthermore, we hereby confirm that, as specified in the Prospectus, we will provide an opinion to the trust specified in the related prospectus supplement that, for federal income tax


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purposes, (i) with respect to a trust characterized as an Owner Trust, the trust will not be classified as an association (or a publicly traded partnership) taxable as a corporation, (ii) with respect to a trust characterized as a Grantor Trust, the trust will be classified as a grantor trust under the Internal Revenue Code of 1986, as amended, and not as an association taxable as a corporation, and each Certificateholder in such trust will be treated as the owner of a pro rata undivided interest in the income and assets of such trust, and (iii) unless otherwise specified in the related prospectus supplement, the Notes will be classified as debt.

                  Our opinions are based upon the current provisions of the Code, Treasury Regulations promulgated thereunder, current administrative rulings, judicial decisions, and other applicable authorities, all as in effect on the date of such opinions. All of the foregoing authorities are subject to change or new interpretation, both prospectively and retroactively, and such changes or interpretation, as well as the changes in the facts as they have been represented to us or assumed by us, could affect our opinions. Our opinions do not foreclose the possibility of a contrary determination by the Internal Revenue Service (the "IRS") or by a court of competent jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future. Furthermore, our opinions assume that all the transactions contemplated by the Prospectus will be consummated in accordance with the terms of the Prospectus and applicable prospectus supplement, including without limitation, that (i) holders of Notes will treat such Notes as indebtedness,
(ii) holders of Certificates in an Owner Trust will treat such Certificates as partnership interests, and (iii) holders of Certificates in a grantor trust will treat such Certificates as representing an undivided ownership interest in the income and assets of the applicable trust.

                  We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as counsel to the Registrant) under the headings "Summary of Terms --Tax Status" and "Legal Matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                                     Very truly yours,


                                                     /s/ Winston & Strawn